UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 2, 2004

THE TALBOTS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12552 (Commission File Number)	41-1111318 (I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts (Address of Principal Executive Offices)	02043 (Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01  -   Entry into a Material Definitive Agreement.

      Management Incentive Plan.

        The Talbots, Inc. (the “Company”) believes that a substantial percentage of each executive officer’s compensation should be tied directly to the financial performance of the Company as well as to the executive’s individual performance. Annual incentive compensation for executive officers is currently determined pursuant to the Company’s Management Incentive Plan (the “MIP”). Cash incentive awards under the MIP are made annually to those management employees who are in certain position levels within the Company including all executive officers.

        In order to comply with the qualified “performance-based” requirements of Section 162(m) of the Internal Revenue Code, the following applies in determining annual incentive compensation goals and awards under the MIP for all Talbots officers who are members of the Company’s Executive Operating Committee (the “covered officers”), which includes all executive officers.

        The MIP formula for determining awards is the following: MIP Award = Base Annual Salary x Target Participation Rate (%) x Company Rating x Individual Rating.

        “Base Annual Salary” for each covered officer means his or her annual salary in effect on the date the Company’s Compensation Committee (the “Committee”) establishes that participant’s MIP goal for the fiscal year. “Target Participation Rate” for each covered officer is established by the Committee not more than 90 days after the beginning of each fiscal year. If the “Target Participation Rate” for any covered officer increases at any time after the Committee has established the rate for that year, the change in rate is not taken into account in determining the covered officer’s qualified “performance-based” MIP award for that fiscal year. The “Company Rating” is based on one or more objective financial performance goals for the Company as established by the Committee each year (and for fiscal 2004 the financial performance goals are based on the Company’s net income); the achievement ratings against such goal range from “0” to “1.8”.

        The “Individual Rating” for each covered officer is fixed at 1.5, so that the MIP award for each covered officer is based on the objective formula requirements of Section 162(m) of the Internal Revenue Code. However, the Committee retains the discretion and authority to reduce any computed MIP amount in respect of any covered officer (but the Committee may not increase any such MIP award). The Committee, prior to payment of the MIP award to any covered officer, certifies (a) whether or not the Company goal has been met and at what level, (b) the “Company Rating” in connection with the Company goals for the fiscal year and (c) the fiscal MIP determination for each covered officer.

        The current implementation of the MIP for covered officers, as generally described above, has been in effect since 2001 and the financial performance goals under the MIP based on earnings goals have been in effect for fiscal 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2004	THE TALBOTS, INC. By: /s/ Carol Stone —————————————— Name: Carol Stone Title: Vice President, Corporate Controller